Exhibit 32.1
CERTIFICATION
In connection with this Annual Report of Alico, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Principal Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: December 15, 2008	By:	/s/ Steven M. Smith Steven M. Smith
Principal Executive Officer